PROMISSORY NOTE


$13,365,088.00                                               August 1, 1995


      FOR VALUE RECEIVED, on or before the Maturity Date (as defined in Section 3), the undersigned BOSTON CELTICS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Maker"), hereby promises to pay to the order of ALAN N. COHEN or his successors and assigns (collectively, the "Payee"), at 33 East 63rd Street, New York, New York, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Thirteen Million Three Hundred Sixty-Five Thousand and Eighty-Eight Dollars ($13,365,088.00), hereinafter referred to as the "Principal Amount," plus accrued but unpaid interest thereon at the interest rate set forth below. In addition, the Maker hereby promises to pay to the order of the Payee at the location designated in the preceding sentence any Additional Amounts which may become payable pursuant to Section 1 below, plus accrued but unpaid interest thereon at the rate set forth below.

      1. ADDITIONAL AMOUNTS. In addition to the Principal Amount, which is payable as provided herein, additional amounts (the "Additional Amounts") shall accrue from and after July 1, 1996 in the amount set forth below, and shall bear interest at the rate set forth below. The Additional Amounts for a specified period shall be calculated by multiplying the number of Equivalent Units (as defined below) existing at the end of that period by the following dollar amounts (which are set forth on a cumulative basis from July 1, 1996):

            Period                                 Additional Amount
            ------                                 -----------------
                                           (in dollars per Equivalent Unit)

From July 1, 1996 to June 30, 1997                      $1.48
From July 1, 1997 to June 30, 1998                      $3.06
From July 1, 1998 to June 30, 1999                      $4.75
From July 1, 1999 to June 29, 2000                      $6.56
From and after June 30, 2000                            $8.50

For the purposes of this Note, "Equivalent Units" shall mean 621,632 units of limited partnership interest of the Maker (the "Units") less the cumulative number of Units applicable to all mandatory prepayments after any mandatory prepayment pursuant to Section 5(a) or 5(b).

      2. INTEREST; PAYMENTS. Interest on this Note shall accrue on the outstanding Principal Amount, plus accrued and unpaid Additional Amounts, if any, from August 1, 1995 until the date paid, at the rate of seven and 76/100 percent (7.76%) per annum. From the date hereof until the Maturity Date, interest on this Note shall be payable in successive quarterly installments, commencing on September 30, 1995 and continuing on each December 31, March 31, June 30 and September 30 thereafter until the Maturity Date, at which time the entire Principal Amount, plus all Additional Amounts, and all accrued and unpaid interest thereon, shall be due and payable in full. All payments hereunder shall be payable in lawful currency of the United States of America and in immediately available funds.

      3. MATURITY DATE. The "Maturity Date" of this Note shall be the first to occur of (a) June 30, 2000, (b) the date of optional prepayment of this Note in whole pursuant to Section 4 or (c) the date of mandatory prepayment of this Note in whole pursuant to Section 5.

      4. OPTIONAL PREPAYMENT. This Note may be prepaid at the option of the Maker, in whole but not in part, at any time on or before June 30, 1998, in the event that the Maker will as of or before June 30, 2000 become an association taxable as a corporation under the Internal Revenue Code of 1986, as amended, by payment of an amount which equals the number of Equivalent Units then existing multiplied by $28.00, plus all accrued but unpaid interest. This Note may be prepaid at the option of the Payee, in whole but not in part, at any time on or before June 30, 1998, in the event that the Maker will become an association taxable as a corporation under the Internal Revenue Code of 1986, as amended, by payment of an amount which equals the number of Equivalent Units then existing multiplied by $28.00, plus all accrued but unpaid interest. Payment of the full amount specified above (together with all accrued but unpaid interest) shall be deemed to be satisfaction and payment in full of all amounts owing under this Note.

      5. MANDATORY PREPAYMENT. The Maker shall make mandatory prepayments from time to time, in part or in whole, upon written notice from the Payee, as follows:

            (a) Within thirty (30) days of receipt by the Maker of a notice of mandatory prepayment under this Section 5(a), given by the Payee in accordance with Section 10(g) of the Unit Redemption Agreement referred to below, the Maker shall prepay such amount not to exceed One Million Dollars ($1,000,000.00) as may be specified in such notice; provided, however, that the Payee may not give such notice sooner than one (1) year after the giving of any previous notice pursuant to this Section 5(a).

            (b) Within six (6) months of receipt by the Maker of a notice of mandatory prepayment under this Section 5(b), given by the Payee in accordance with Section 10(g) of the Unit Redemption Agreement referred to below, the Maker shall prepay such amount as may be specified in such notice; provided, however, that the Payee may not give such notice more than once in any fiscal year of the Maker prior to the Maturity Date. In the event of any such mandatory prepayment pursuant to Section 5(a) or 5(b) hereof, the number of Units of the Maker equivalent to such prepayment (Equivalent Units) shall be calculated by dividing the dollar amount prepaid pursuant to Section 5(a) or 5(b) by the sum of $21.50 plus the per Unit Additional Amount, if any, which has accrued and rounding the quotient to the nearest whole number.

            (c) Upon the occurrence of a Change of Control Event (as defined below), and within thirty (30) days of receipt by the Maker of a notice of mandatory prepayment under this Section 5(c), given by the Payee in accordance with Section 10(g) of the Unit Redemption Agreement referred to below, the Maker shall prepay this Note, in whole only, by paying the entire outstanding Principal Amount, plus Additional Amounts, if any, payable for the period in which prepayment occurs, plus all interest accrued but unpaid with respect to the Principal Amount plus Additional Amounts, if
any, to the date of prepayment.   For purposes of this Note, a "Change of
Control Event" means and includes any of the following events:

                  (i) The Maker ceases to own more than fifty percent (50%) of the equity interests of Celtics Limited Partnership, a Delaware limited partnership.

                  (ii) Any person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) not controlled by any of Don F. Gaston, Paula B. Gaston, Paul E. Gaston, Paul R. Dupee, Jr. or their respective Affiliates (as such terms are defined in Section 4(e) of the Unit Redemption Agreement referred to below) acquires more than fifty percent (50%) of the issued and outstanding Units of the Maker.

            (d) In the event of any mandatory prepayment pursuant to Section 5(a) or 5(b) hereof, all accrued but unpaid interest shall be paid with respect to the Equivalent Units applicable to such prepayments.

      6. DEFAULTS. If any one or more of the following events (herein termed "Events of Default") shall happen, that is to say:

            (a) Any default shall occur in the payment of principal of or interest on this Note, as and when the same shall become due and payable (whether at any due date hereof, by mandatory prepayment, acceleration or otherwise) and such default shall continue for a period of fifteen (15) days; or

            (b)  The Maker shall:

                  (i) commence a voluntary case under Title 11 of the United States Code;

                  (ii) have filed against it a petition commencing an involuntary case under said Title 11 which shall not have been dismissed within one hundred twenty (120) days after the date on which said petition is filed;

                  (iii) file an answer or other pleading admitting or failing to deny the material allegations of such petition or seeking, consenting to or acquiescing in the relief therein provided;

                  (iv) have entered against it an order by a court of competent jurisdiction (A) ordering or approving its liquidation or reorganization or (B) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

                  (v) make an assignment (other than in the ordinary course of its business) for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property;

            (c) The Maker shall breach the covenant set forth in Section 14 hereof.

then, upon the occurrence of any such Event of Default and at any time thereafter, while such Event of Default is continuing, the Payee may, by written notice to the Maker (unless there shall have occurred an Event of Default under Section 6 (b), in which case the amount set forth below shall automatically become due and payable), declare the amount set forth below to be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Payee shall be entitled to payment of this Note, in whole, in an amount which equals the number of Equivalent Units then existing multiplied by $30.00, plus all interest accrued but unpaid with respect to the Principal Amount, plus Additional Amounts, if any.

      If any one or more Events of Default shall occur and be continuing, the Payee's sole and exclusive remedy with respect to such Event of Default shall be to proceed to enforce the payment of this Note. The remedies provided the Payee in this Note may be pursued singly, successively or together against the Maker or any of the property of the Maker, at the option of the Payee. The failure to exercise or delay in exercising any such remedy shall not be construed as a waiver or release thereof.

      7. NO SETOFF. Payments of principal of, or interest on, or Additional Amounts with respect to, this Note are not subject to any right of the Maker to set off or deduct from any such payments the amount of any claim or claims which the Maker or any other person or entity may have against the Payee or any other person or entity arising under that certain Unit Redemption Agreement dated as of August 30, 1995, by and between the Maker and the Payee or otherwise.

      8. TRANSFER. Neither this Note, any portion thereof nor any interest therein may be assigned, transferred, pledged or hypothecated by the Payee, except as provided in this Section 8. The Payee may (a) transfer this Note, in whole but not in part, only for estate planning purposes and only to a trust for the benefit of one or more of his spouse, his children and/or his grandchildren or (b) pledge this Note, in whole but not in part, only to a single commercial bank and only for the purpose of securing a loan to him from such bank, provided that in event of any acceleration by such bank of any such loan to the Payee, the Maker of this Note shall forthwith have the right to discharge its obligations hereunder in full by prepaying the entire outstanding Principal Amount, plus Additional Amounts, if any payable for the period in which prepayment occurs, plus all interest accrued but unpaid with respect to the Principal Amount plus Additional Amounts, if any, to the date of prepayment.

      9. WAIVER. Presentment, demand, notice of dishonor, notice of protest and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns. No release of any person liable for the indebtedness evidenced hereby, or any portion thereof, and no extension, alteration, amendment, subordination or waiver of any provision of this Note made by agreement between the Payee and any other person or party shall release, discharge, modify, change or affect the liability of the Maker or any other person now or hereafter liable under this Note.

      10. GOVERNING LAW. This Note shall be governed by the laws of the State of Delaware, without regard to conflict of laws provisions, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

      11. LEGAL RATE OF INTEREST. This Note is subject to the express condition that at no time shall the Maker be obligated or required to pay interest on the Principal Amount at a rate in excess of the maximum rate which the Maker is permitted by law to contract or agree to pay. If by the terms of this Note, the Maker at any time is required or obligated to pay interest on the Principal Amount at a rate in excess of such maximum rate, then the rate of interest hereunder shall be deemed to be reduced immediately and automatically to such maximum rate, interest payable hereunder shall be computed at such maximum rate and any prior interest payment made in excess of such maximum rate shall be immediately and automatically applied to, and shall be deemed to have been payment made in reduction of, the Principal Amount.

      12. INVALIDITY. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      13. MODIFICATION. This Note may not be modified, amended, discharged or waived orally, but only by an agreement in writing signed by the party against whom such modification, amendment, discharge or waiver is sought to be enforced.

      14. MAKER'S COVENANT. During the term of this Note, Maker shall maintain, as of the last day of each fiscal year of Maker, consolidated Partners' Capital (as defined below) equal to or greater than two (2) times the outstanding Principal Amount plus Additional Amounts, if any, applicable as of the following day. For purposes of the foregoing, "Partners' Capital" means Partners' Capital as reflected in Maker's audited balance sheet, provided that, for the purpose of determining the value of BCLP's limited partnership interest in Celtics Limited Partnership ("CLP"), the net assets of CLP shall be valued at the greater of (a) the amount of such net assets reflected on such audited balance sheet or (b) as long as CLP owns the Basketball team, $150 million, less any bank debt of CLP.


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

      IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.

                                  BOSTON CELTICS LIMITED PARTNERSHIP

[CORPORATE SEAL]                  By:  CELTICS, INC.,
                                       its General Partner


                                 By: /s Paul E. Gaston
                                     Name:   Paul E. Gaston
                                     Title:  Chairman of the Board and
                                             Chief Executive Officer